UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2006

THE PMI GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13664	94-3199675
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

PMI Plaza, 3003 Oak Road

Walnut Creek, California 94597

(Address of principal executive offices with zip code)

(925) 658-7878

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 13, 2006, The PMI Group, Inc. (“PMI”) announced its intention to offer approximately $400 million aggregate principal amount of senior notes through a public offering, consisting of approximately $250 million of senior notes due 2016 and $150 million of senior notes due 2036. The interest rate and other terms of the senior notes will be determined at pricing. PMI expects that the senior notes will be redeemable at any time, subject to a make-whole premium. Attached hereto as Exhibit 99.1 and incorporated herein by reference is the press release relating to PMI’s announcement.

Attached hereto as Exhibit 99.2 and incorporated herein by reference is an excerpt of certain items included in the preliminary prospectus supplement relating to the senior notes offering filed with the Securities and Exchange Commission on September 13, 2006. Certain statements incorporated herein by reference may be forward-looking statements, which may involve a number of risks and uncertainties that could cause actual events or results to differ materially from those described. PMI undertakes no obligation to update forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1    Press release, dated September 13, 2006.

99.2    Excerpt of certain items included in the preliminary prospectus supplement relating to the senior notes offering filed with the Securities and Exchange Commission on September 13, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PMI GROUP, INC.

Date: September 13, 2006	By:	/s/ Donald P. Lofe, Jr.
Donald P. Lofe, Jr. Executive Vice President, Chief Financial Officer
Date: September 13, 2006	By:	/s/ Thomas H. Jeter
Thomas H. Jeter Vice President, Corporate Controller

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